UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2023
Date of Report
(Date of earliest event reported)

The RMR Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-37616	8742	47-4122583
(Commission File Number)	(Primary Standard Industrial	(IRS Employer
	Classification Code Number)	Identification Number)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA, 02458-1634
(Address of principal executive offices, including zip code)

(617) 796-8230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Class A common stock, $0.001 par value per share	RMR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “the Company” or “its” refer to The RMR Group Inc.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s majority owned subsidiary, The RMR Group LLC (“RMR LLC”), entered into a letter agreement (the “Separation Agreement”), dated March 27, 2023, with Jonathan M. Pertchik, an Executive Vice President of RMR LLC. Mr. Pertchik also currently serves as chief executive officer and a managing director of TravelCenters of America Inc., to which RMR LLC provides management services. Mr. Pertchik will continue to serve in his role as an officer of RMR LLC, until 11:59 p.m. on the day preceding the closing of the transaction contemplated by the Agreement and Plan of Merger, dated as of February 15, 2023, between TravelCenters of America Inc. and BP Products North America Inc. (the “Separation Date”).

Under the Separation Agreement, RMR LLC agreed to pay Mr. Pertchik a lump sum cash payment equal to a pro rata portion of the total annual bonus that RMR LLC paid him for the calendar year 2022 within ten (10) days after his Separation Date. Pursuant to the Separation Agreement, on March 29, 2023, the Company’s Compensation Committee approved the acceleration of vesting of Mr. Pertchik’s unvested shares of the Company, effective as of the Separation Date. The Separation Agreement contains other customary terms and conditions, including confidentiality, non-solicitation, and other covenants and a waiver and release.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on March 29, 2023, the Company’s shareholders voted on the election of six Directors to the Company’s Board of Directors (the “Board”) each for a term of office continuing until the Company’s 2024 annual meeting of shareholders and until her, his or their respective successor is duly elected and qualifies. The following persons were elected as Directors and received the following votes:

Nominee	Votes For	Withhold	Broker Non-Votes
Jennifer B. Clark	170,711,402	888,641	846,125
Ann Logan	167,996,418	3,603,625	846,125
Rosen Plevneliev	167,995,899	3,604,144	846,125
Adam D. Portnoy	167,716,769	3,883,274	846,125
Jonathan Veitch	167,301,863	4,298,180	846,125
Walter C. Watkins, Jr.	167,996,567	3,603,476	846,125

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the 2023 Proxy Statement. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
169,656,519	1,794,006	149,518	846,125

The Company’s shareholders also ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors to serve for the 2023 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
172,149,057	288,809	8,302	▬

The results reported above are final voting results.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RMR GROUP INC.

Date: March 31, 2023	By:	/s/ Matthew P. Jordan
Matthew P. Jordan
Executive Vice President, Chief Financial Officer and Treasurer